Deal
Date
Deal Size
Other DEAL INFO
Lead
Originator[s]
Servicer[s]
Raters
POOL SUMMARY DATA
Agency Conforming
Non Conforming
Prefunding (if any)
No of Loans
Average Loan Size
WAC
WA LTV
% First Lien
% Owner Occ
% Purchase
% Cash out
% Full Doc
% Reduced/Limited Doc
% Stated Income
% No docs
WA FICO
FICO Range
Mortgage Indices
Floating Rate Mortgages
Fixed Rate
2/28 Float
3/27 Float
5/25 Float
IO Mortgages
LOAN SIZE	% of pool	Ave FICO	Ave LTV
Loans < 100k
Loans < 75k
Loans > 350k
Loans > 500k
Loans > 750k
Income Strats	% of pool	Ave FICO	Ave LTV
Average DTI
DTI 40-45%
DTI 45-50%
DTI 50-55%
DTI > 55%
GEOGRAPHIC
California
North California
South California
Florida
Illinois
Michigan
Texas
Colorado
New York
New Jersey
Virginia
Washington
Mass
Property Type
Single Prop
PUD
2-4 Family
Condo
MH
FICO	% of pool	Ave FICO	Ave LTV
Fico < 600
Fico < 580
Fico < 560
Below 520
521 - 540
541 - 560
561 - 580
581 - 600
601- 620
621 - 640
641 - 660
661 - 680
681 - 700
701-720
721 - 740
Above 740
LTV	% of pool	Ave FICO	Ave LTV
<=50
50.01-55
55.01-60
60.01-65
65.01-70
70.01-75
75.01-80
80.01-85
85.01-90
90.01-95
95.01-100
> 100%
> 80%
> 90%

Average Seasoning
% > 3 months
mortgage insurance if any
MI providers
excess spread - ave 1st yr
DELINQUENCIES
30-59 day past